THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION.

No. WA___1                          Warrant to Purchase 2,000,000 Shares of
                                    Common Stock (subject to adjustment)

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                                 INCOMNET, INC.

      This certifies that, for value received, IRONWOOD TELECOM LLC and its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from INCOMNET, INC., a California corporation (the "Company"), 2,000,000 shares of the Common Stock of the Company, on the date the Company's Articles of Incorporation are amended to provide for a sufficient number of authorized shares of Common Stock to allow for the issuance of the number of shares of Common Stock underlying this Warrant (the date of such amendment, the "Initial Exercise Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto (the "Notice of Exercise") duly executed, and simultaneous payment therefor in lawful money of the United States as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

      This Warrant is issued in connection with the transactions described the Loan and Security Agreement dated as of December 15, 1998 (the "Loan Agreement"), between the Company, the Holder and the other party identified therein.

      1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Initial Exercise Date and ending at 5:00 p.m., Pacific Standard Time, on the five-year anniversary of the Initial Exercise Date, and shall be void thereafter.

      2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $1.00 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

      3. Exercise of Warrant.

            3.1. Notice of Exercise. The purchase rights represented by this Warrant are exercisable by the holder in whole or in part, but not for less than 10,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company of the purchase price of the shares to be purchased.

            3.2. Issuance of Stock. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

      5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

      6. Rights of Shareholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

      7. Transfer of Warrant.

            7.1. Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change and the Company shall immediately make the appropriate changes to the Warrant Register. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this

Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

            7.2. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

            7.3. Transferability and NonNegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company), provided, however, that this Warrant may not be transferred in part unless such transfer is to a transferee who pursuant to such transfer receives the right to purchase at least 10,000 shares hereunder. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached hereto (the "Assignment Form") and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

            7.4. Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

            7.5. Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock or Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                  (ii) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OR RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

      8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation (the "Articles") to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant; provided, however, that as of December 15, 1998 the Company does not have any shares of Common Stock available for issuance upon the exercise of this Warrant, and the Holder hereby acknowledges that she understands that shares of Common Stock are so unavailable; provided, further, that the Company hereby covenants and agrees to request that its shareholders approve of a proposal at the next annual meeting of shareholders to amend the Articles to increase the Company's authorized Common Stock in sufficient number to provide for the issuance of all securities of the Company outstanding as of the Initial Exercise Date exercisable or convertible into Common Stock. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

      9. Notices. Upon the written request of the Holder, whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to
Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant. All notices and requests required under this Warrant shall be in writing and shall be deemed to have been given for all purposes (a) upon personal delivery, (b) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, (c) five days after posting when sent by registered or certified mail, or (d) on the date of transmission (if transmitted during normal business hours otherwise on the next succeeding business day) when sent by telegram, telegraph, telex or telecopier, addressed to the Holder at its addresses set forth on the Warrant Register, and addressed to the Company at 2801 Main Street, Irvine, California 92614, Telecopier No. (949) 2247474. The Holder or the Company may from time to time by notice in writing delivered as provided herein, designate a different mailing address to which such notices or requests shall thereafter be delivered.

      10. Amendments.

            10.1. Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon the Company and each future holder of this Warrant.

            10.2. Waiver. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

            11.1. Gross Revenue Target. If the gross revenue of the Company during the fourth quarter of 1999, on an annualized basis, is less than $98 million, the Exercise Price shall be reduced, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased, in the same proportion as the difference between the Company's actual revenues during the fourth quarter of 1999, on an annualized basis, and $98 million. Gross revenue shall be determined in accordance with generally accepted accounting principles; provided, however, that for purposes of determining the Company's actual gross revenue during the fourth quarter of 1999 in order to make an adjustment in the Exercise Price or number of shares of Common Stock issuable upon exercise of this Warrant, the gross revenue of any corporation, partnership, limited liability company or other entity acquired or merged with or into the Company during or before the fourth quarter of 1999 shall be included in the calculation of the Company's revenue as if the acquired company's gross revenues were part of the Company's gross revenues for the entire fourth quarter of 1999, whether or not such inclusion of revenues is consistent with generally accepted accounting principles.

            11.2. Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

            11.3. Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

            11.4. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

            11.5. Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

            11.6. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company shall, upon the written request, at any time, of any Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) adjustments and readjustments in accordance with the terms hereof; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

      12. Registration Rights. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise, together with all other holders of Registrable Securities possessing registration rights under that certain Registration Rights Agreement, dated November 5, 1998, between the Company, the Holder and the other parties identified therein or are otherwise bound thereby (the "Registration Rights Agreement"), the rights of registration granted under the Registration Rights Agreement to Registrable Securities (with respect to the shares issued on exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Registration Rights Agreement upon exercise of this Warrant as a party thereto.

      13. Miscellaneous.

            (a) Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Warrant, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

            (b) Governing Law; Venue. This Warrant and the legal relations between the Holder and the Company shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and performed in such State and without regard to conflicts of law doctrines of any other State or country. In the event of any action at law or equity to enforce any of the provisions or rights under this Agreement, the parties agree that the proper venue for such action is Denver, Colorado and that the parties may bring such an action to enforce their respective rights under this Agreement only in a court located within Douglas or Jefferson County, State of Colorado. The parties further agree that such court shall have personal jurisdiction over each of the parties to this Agreement.

      IN WITNESS WHEREOF, INCOMNET, INC. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  December 15, 1998              INCOMNET, INC.

                                       By:  /s/ Denis Richard
                                            -------------------------------
                                            Denis Richard
                                            President and Chief Executive
                                            Officer

ATTEST:

By: /s/ Michael Keebaugh
   ---------------------------
Michael Keebaugh
Assistant Secretary

                               NOTICE OF EXERCISE

To:   INCOMNET, INC.

      (1) The undersigned hereby elects to purchase ______ shares of Common Stock of INCOMNET, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

      (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock or the Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock or Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

      (3) Please issue a certificate or certificates representing those shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                     --------------------------------------
                                     (Name)

                                     --------------------------------------
                                     (Name)

      (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                     --------------------------------------
                                     (Name)

------------------------             --------------------------------------
(Date)                               (Signature)

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock (or Common Stock) set forth below:

Name of Assignee                    Address                 No. of Shares
----------------                    -------                 -------------


and does hereby irrevocably constitute and appoint ________________________ as Attorney-in-Fact to make such transfer on the books of INCOMNET, INC., maintained for the purpose, with full power of substitution in the premises.

      The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:
      -----------------------

                                    --------------------------------------
                                    Signature of Holder

ATTEST:

-----------------------------
Signature of Assignee